Exhibit 99.1

	RE:	MHI Hospitality Corporation 4801 Courthouse Street Williamsburg, VA 23188 (757) 229-5648 TRADED: AMEX: MDH
FOR YOUR INFORMATION:

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:
Bill Zaiser		Vicki Baker
Chief Financial Officer		General Information
(301) 220-5405		(703) 796-1798

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 7, 2007

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR SECOND QUARTER 2007

Williamsburg, VA – August 7, 2007 – MHI Hospitality Corporation (AMEX: MDH) (“the Company”), a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the second quarter ended June 30, 2007.

PERFORMANCE HIGHLIGHTS:

•	4.2 percent increase in consolidated total revenue over second quarter 2006

•	8.8 percent increase in net operating income over second quarter 2006

•	13.4 percent increase in quarterly Funds from Operations (“FFO”), or $0.33 per share versus $0.29 per share in 2006

•	10th consecutive quarter-over-quarter increases in core properties’ Revenue per Available Room (“RevPAR”) and Average Daily Rate (“ADR”)

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “I am pleased to report solid and consistent performance for the second quarter, as well as measured progress in the Company’s growth. During this period we achieved ongoing gains in FFO, total revenue and net operating income in addition to our tenth consecutive quarter-over-quarter increases in RevPAR and ADR.”

Sims continued, “Our efforts to grow and refine our portfolio are well on track. In addition to repositioning initiatives under way at selected assets, we entered into a joint venture

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with The Carlyle Group to invest in substantial targeted hotel assets. During the quarter we announced entry into an agreement to purchase a Crowne Plaza hotel in Hollywood, Florida, an asset with attractive tourist and business potential, and the first acquisition of our joint venture with Carlyle. And with our agreement to purchase the former Clarion Hotel in Tampa, announced July 17th, we intend to extend our foothold in the coastal Florida market and further enhance our real estate portfolio.”

Operating Results

The Company reported strong top line revenue growth during the second quarter, with both ADR and RevPAR increasing quarter over quarter. For the three months ended June 30, 2007, the Company reported consolidated total revenue of approximately $19.4 million, an increase of 4.2 percent over the approximately $18.6 million of total revenue in the second quarter of 2006. Consolidated net income was approximately $1.4 million, or $0.21 per share, as compared to approximately $1.1 million, or $0.16 per share, in the comparable 2006 period. During the second quarter FFO was approximately $3.5 million, or $0.33 per share, as compared to approximately $3.1 million, or $0.29 per share, for the second quarter of 2006, representing an increase of 13.4 percent. Net operating income for the quarter increased 8.8 percent to approximately $3.4 million, as compared to approximately $3.1 million for the second quarter of 2006.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Portfolio Operating Performance

The following tables present key operating statistics for the Company’s six properties included in continuing operations for the quarter ended June 30, 2007 and 2006. These statistics do not include the Holiday Inn Williamsburg, which was sold in August 2006, or the Sheraton Louisville Riverside, which was acquired in September 2006 and is temporarily closed for renovations.

	Quarter Ended June 30, 2007	Quarter Ended June 30, 2006	Variance
Occupancy %	75.6%	77.2%	<2.1> %
Average Daily Rate (“ADR”)	$122.81	$114.66	7.1%
Revenue per Available Room (“RevPAR”)	$92.83	$88.51	4.9%

For the quarter ended June 30, 2007, the Company realized a 4.9 percent increase in RevPAR versus the same period in 2006. The 7.1% increase in ADR more than offset the slight decrease in occupancy. For the same three-month period, the Company’s six hotels included in continuing operations generated approximately $19.4 million of total revenue

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in 2007 versus approximately $18.6 million in 2006. This marks the tenth consecutive quarter-over-quarter increases in both RevPAR and ADR.

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	Variance
Occupancy %	73.2%	72.7%	0.7%
Average Daily Rate (“ADR”)	$118.94	$112.73	5.5%
Revenue per Available Room (“RevPAR”)	$87.12	$81.97	6.3%

For the first six months of 2007, the Company generated a 5.5 percent increase in ADR versus the comparable period in 2006. For the six-month period ended June 30, 2007, the Company’s six hotels included in continuing operations generated $36.3 million of total revenue versus approximately $34.1 million for the same period in 2006.

Balance Sheet/Liquidity

At June 30, 2007, the Company had approximately $5.3 million of available cash and cash equivalents, approximately $2.6 million of which is reserved for capital improvements and certain other expenses. The Company has approximately $8.2 million outstanding on its $60.0 million revolving line of credit, which has been deployed to fund the Sheraton Louisville Riverside hotel acquisition and renovation.

Dividend

As previously announced, the Company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders and unitholders of record on the close of business Friday, September 14, 2007. The dividend will be paid on Thursday, October 11, 2007.

Portfolio Update

As of June 30, 2007, total assets were approximately $130.7 million, including approximately $116.6 million of net investment in hotel properties. Total mortgage debt was approximately $50.4 million and unit holders’ equity was approximately $20.7 million, with an average 3,787,607 limited partnership units outstanding.

The Company also reported the following portfolio developments:

•

On April 26, 2007, the Company entered into an agreement with The Carlyle Group to source, underwrite, acquire, develop and operate targeted substantial hotel assets and hotel portfolios. Carlyle has committed up to $100 million of equity capital to the joint venture for a 36-month term, which allows for individual transactions exceeding $30 million. Carlyle’s U.S. real estate fund, Carlyle Realty Partners V, will fund up to 90 percent of the equity of an acquisition and the Company will provide between 10 percent and 25 percent.

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•

On May 25, 2007, the Company entered into an agreement to purchase a 311-room hotel in Hollywood, Florida for $74,000,000 from developer MCZ/Centrum VI Owner, L.L.C. MHI intends to complete the transaction through a joint venture structure with The Carlyle Group and intends to retain a 25% equity position in the hotel which it plans to open as a Crowne Plaza resort. Closing, which is subject to customary conditions, is expected to take place in the third quarter of 2007.

•

The Company continues the renovation and repositioning of its Louisville property, a 186-unit riverfront hotel in Jeffersonville, Indiana acquired in September 2006. A $13.5 million renovation is underway and is expected to re-open as the Sheraton Louisville in the first quarter of 2008.

•

At the Hilton Wilmington Riverside Hotel in Wilmington, North Carolina, the Company commenced an extensive $10.2 million renovation during the first quarter 2007, which is scheduled to be completed in the first quarter of 2008.

Subsequent Events

•

The Company announced on July 12, 2007 that it signed a lease with Big Steaks Management, LLC to operate a Ruth’s Chris Steak House (NASDAQ: RUTH) at its Hilton Wilmington Riverside Hotel. The restaurant is expected to open in January 2008.

•

On July 16, 2007, the Company entered into a definitive agreement to purchase a the 250-room hotel in Tampa, Florida, formerly known as the Tampa Clarion Hotel for the aggregate purchase price of $13.5 million, or $54,000 per room. The asset features 10,000 square feet of meeting space, a full service restaurant, outdoor pool and approximately 250 surface parking spaces. The Company intends to rebrand and extensively renovate the hotel. Closing of the acquisition is expected to take place in the fourth quarter 2007 subject to customary closing conditions, and including satisfactory completion of a diligence review of the property.

•

On August 1, 2007, the Company announced that it has entered into an agreement to extend the Hilton Inns license franchise at the Hilton Savannah DeSoto in Savannah, Georgia until July 31, 2017. In line with the relicensing agreement the Company will implement a product improvement plan and submit customary franchise fees to Hilton. Renovation of the hotel is scheduled to begin during the fourth quarter of 2007 and to be completed in the fourth quarter of 2008.

•

On August 2, 2007 the Company announced it has entered into an amendment to its credit agreement with Branch Banking & Trust Company (“BB&T”), as administrative agent and lender, dated May 8, 2006. The amended credit agreement with BB&T and certain other lenders reduces the rate of interest on the Company’s revolving credit facility by 0.375%, bearing a rate equal to LIBOR plus additional interest ranging from 1.625% to 2.125%. The amendment also reduces the capitalization rate to 8.5% from 10.0% for purposes of determining the

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asset value of the collateral for the credit facility. Finally, the amendment extends the maturity date of the Company’s revolving credit facility from May 8, 2010 to May 8, 2011.

•

On August 2, 2007, the Company entered into and closed a $23 million, 10-year mortgage refinancing with MONY Life Insurance Company of the existing note and deed of trust on the Hilton Savannah DeSoto. After payment of customary refinancing closing fees and expenses, Savannah Hotel Associates intends to use approximately $11.2 million of the proceeds to fund a product improvement plan of the hotel in connection with its relicense with the Hilton flag. An additional $9.4 million of the proceeds will be allocated to repay and satisfy existing indebtedness secured by the hotel and $2.4 million will pay down obligations on the Company’s existing credit facility. The new mortgage note matures August 1, 2017, bears interest at 6.06% per year and only requires payment of interest for the first 36 months of its term.

Outlook and Market Trends

Management reaffirms its 2007 guidance and expects RevPAR growth to be in the range of five to seven percent, and FFO per share to be in the range of $1.00 to $1.10 for the year. These projections are based on occupancy and rate estimates that are consistent with Year 2007 trend forecasts by Smith Travel Research for the market segments in which the Company operates. The FFO forecast reflects management’s expectation that new acquisitions will add approximately five cents to FFO and that there will be continued expansion in the lodging industry through 2007.

The table below reconciles projected 2007 net income to projected FFO.

Reconciliation Table:

	Low Range Y/E 2007	High Range Y/E 2007
Net Income	$3,568,289	$4,369,537
Depreciation	4,867,352	4,867,352
Minority Interest	2,218,971	2,440,536
FFO	$10,654,611	$11,677,424
FFO per share & unit	$1.00	$1.10

Earnings Call/Webcast

A conference call for investors and other interested parties is scheduled for 10:00 a.m. Eastern Time (ET) on Tuesday, August 7, 2007. Management will discuss the Company’s second quarter results and its business outlook for the remainder of 2007. The information to be discussed on the call will be available via MHI Hospitality Corporation’s website at www.mhihospitality.com in the Investors section under Press Releases.

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The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-407-0782. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on August 7, 2007 through August 14, 2007. To access the rebroadcast, dial 877-660-6853, enter account number 286 and conference identification number 247474. A replay of the call will also be available on the Internet at www.mhihospitality.com for 30 days.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of seven properties comprising 1,723 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the Company has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The Company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Economic conditions generally and the real estate market specifically, management and performance of the Company’s hotels, plans for hotel renovations, financing plans, supply and demand for hotel rooms in the Company’s current and proposed market areas, the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations, legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts and competition, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2007 (unaudited)	December 31, 2006
ASSETS
Investment in hotel properties, net	$116,590,561	$111,416,404
Cash and cash equivalents	2,716,813	1,445,491
Restricted cash	2,584,884	2,522,234
Accounts receivable	2,692,495	2,143,426
Accounts receivable-affiliate	17,160	195,859
Prepaid expenses, inventory and other assets	2,296,780	1,979,371
Notes receivable	400,000	4,430,000
Shell Island lease purchase, net	2,470,588	2,676,470
Deferred financing costs, net	964,848	793,558

TOTAL ASSETS	$130,734,129	$127,602,813

LIABILITIES
Line of credit	$8,207,858	$15,228,232
Mortgage loans	50,425,548	41,607,099
Accounts payable and accrued liabilities	6,641,621	5,429,990
Dividends and distributions payable	1,807,883	1,805,333
Advance deposits	845,021	509,084

TOTAL LIABILITIES	67,927,931	64,579,738
Minority Interest in Operating Partnership	20,761,268	21,001,287
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 6,847,000 shares and 6,712,000 shares issued and outstanding at June 30, 2007 and December 31, 2006	68,470	67,120
Additional paid in capital	48,230,820	47,947,267
Accumulated deficit	(6,254,360)	(5,992,599)

TOTAL STOCKHOLDERS’ EQUITY	42,044,930	42,021,788

TOTAL LIABILITIES AND OWNERS’ EQUITY	$130,734,129	$127,602,813

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30, 2007 (unaudited)	Three months ended June 30, 2006 (unaudited)	Six months ended June 30, 2007 (unaudited)	Six months ended June 30, 2006 (unaudited)
REVENUE
Rooms department	$12,983,880	$12,379,692	$24,236,764	$22,804,541
Food and beverage department	5,435,614	5,353,338	10,195,697	9,585,311
Other operating departments	954,688	868,059	1,860,647	1,738,809

Total revenue	19,374,182	18,601,089	36,293,108	34,128,661
EXPENSES
Hotel operating expenses
Rooms department	3,288,155	3,381,090	6,314,514	6,275,188
Food and beverage department	3,752,202	3,485,574	7,034,216	6,574,175
Other operating departments	232,495	223,168	442,170	435,759
Indirect	6,625,176	6,530,643	12,947,331	12,611,506

Total hotel operating expenses	13,898,028	13,620,475	26,738,231	25,896,628
Depreciation and amortization	1,225,859	1,221,820	2,450,320	2,388,255
Corporate general and administrative	883,039	663,970	1,762,973	1,454,415

Total operating expenses	16,006,926	15,506,265	30,951,524	29,739,298

OPERATING INCOME	3,367,256	3,094,824	5,341,584	4,389,363
Other income (expense)
Interest expense	(1,027,688)	(1,095,832)	(2,070,040)	(2,069,946)
Interest income	29,449	21,464	66,834	43,411
Unrealized gain on hedging activities	375,074	—	273,859	—
Loss on disposal of assets	(14,267)	—	(14,267)	—

Income (loss) before minority interest in operating partnership and income taxes	2,729,824	2,020,456	3,597,970	2,362,828
Minority interest in operating partnership	(805,742)	(642,125)	(1,150,211)	(779,204)
Provision for income tax	(481,275)	(276,483)	(402,450)	(246,603)

Income from continuing operations	1,442,807	1,101,848	2,045,309	1,337,021
Income (loss) from discontinued operations	—	25,945	—	(65,680)

NET INCOME	$1,442,807	$1,127,793	$2,045,309	$1,271,341

Continuing operations per share
Basic	$0.21	$0.16	$0.30	$0.20
Diluted	$0.21	$0.16	$0.30	$0.20
Discontinued operations per share
Basic	$0.00	$0.00	$0.00	$(0.01)
Diluted	$0.00	$0.00	$0.00	$(0.01)
Net income per share
Basic	$0.21	$0.16	$0.30	$0.19
Diluted	$0.21	$0.16	$0.30	$0.19
Weighted average number of shares outstanding
Basic	6,846,571	6,705,978	6,805,887	6,704,994
Diluted	6,906,571	6,774,978	6,865,887	6,770,464

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended June 30, 2007	Three months ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006
Net income (loss)	$1,442,807	$1,127,793	$2,045,309	$1,271,341
Add minority interest	805,742	657,254	1,150,211	740,926
Add depreciation and amortization	1,225,859	1,291,758	2,450,320	2,523,095
Add loss on disposal of assets	14,267	—	14,267	—

FFO	$3,488,675	$3,076,805	$5,660,107	$4,535,363

Weighted average shares outstanding	6,846,571	6,705,978	6,805,887	6,704,994
Weighted average units outstanding	3,787,607	3,907,607	3,827,386	3,907,607

Weighted average shares and units	10,634,178	10,613,585	10,633,273	10,612,601

FFO per share and unit	$0.33	$0.29	$0.53	$0.43

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.